Exhibit 99.1

FOR IMMEDIATE RELEASE

Surgical Care Affiliates Announces Pricing of

its Initial Public Offering of Common Stock

DEERFIELD, IL (October 29, 2013) — ASC Acquisition LLC (“SCA”), the parent company of Surgical Care Affiliates, LLC, today announced the pricing of its initial public offering of 9,777,778 shares of its common stock, at a price to the public of $24.00 per share. The shares will be listed on the NASDAQ Global Select Market and will trade under the symbol “SCAI” beginning October 30, 2013. In addition, certain of the selling stockholders have granted the underwriters a 30-day option to purchase up to an additional 1,466,666 shares of common stock at the public offering price less underwriting discounts and commissions. Prior to the start of trading on the NASDAQ Global Select Market, ASC Acquisition LLC will be converted into a Delaware corporation, which will be named Surgical Care Affiliates, Inc.

SCA expects to use the net proceeds from the shares offered by it to redeem all $150.0 million aggregate principal amount of Surgical Care Affiliates, LLC and Surgical Holdings, Inc.’s 10.0% Senior Subordinated Notes due 2017 and any remaining net proceeds for general corporate purposes.

J.P. Morgan Securities LLC, Citigroup Global Markets Inc., BofA Merrill Lynch, Barclays Capital Inc., Goldman, Sachs & Co. and Morgan Stanley & Co. LLC are serving as the joint book-runners and BMO Capital Markets Corp., SunTrust Robinson Humphrey, Inc. and TPG Capital BD, LLC are serving as the co-managers for the offering.

A registration statement relating to these securities was declared effective as of October 29, 2013 by the Securities and Exchange Commission. The offering is being made only by means of the written prospectus forming part of the effective registration statement. Copies of the final prospectus related to the offering, when available, may be obtained by contacting: J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or via telephone: (866) 803-9204 or Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY, 11717 or via telephone: (800) 831-9146.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Surgical Care Affiliates

An industry leader, SCA partners with physicians, health systems and payors to develop and implement surgery strategies across the country. As of June 30, 2013, SCA operated 173 surgical facilities – including ambulatory surgery centers, surgical hospitals and one sleep center – in partnership with approximately 2,000 physician partners and in affiliation with 42 leading health systems across the country. SCA’s clinical systems, service line growth strategies, benchmarking processes and efficiency programs create measurable advantages for surgical facilities – clinically, operationally and financially.

Cautionary Note Regarding Forward-Looking Statements

Any statements in this release that are not historical or current facts are forward-looking statements. Forward-looking statements convey SCA’s current expectations or forecasts of future events. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause SCA’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Certain of these risks and uncertainties are described in the “Risk Factors” and “Special Note Regarding Forward-Looking Statements” section of the Registration Statement on Form S-1. Unless required by law, SCA undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date of this press release.

Contacts:

Peter Clemens

Executive Vice President and Chief Financial Officer

(205) 307-5250

Peter.Clemens@scasurgery.com

Leslie Wachsman

Vice President, Financial Planning and Analysis

(847) 267-9823

Leslie.Wachsman@scasurgery.com

2